UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

interclick, inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0692341
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 West 19th Street, 10th Floor

New York, NY 10011

(Address of Principal Executive Offices) (Zip Code)

2007 Equity Incentive Plan

2007 Incentive Stock and Award Plan

Non-Plan Stock Option Agreements

(Full title of the plan)

Michael J. Callahan

Vice President and Secretary

interclick, inc.

c/o Yahoo! Inc.

701 First Avenue

Sunnyvale, California 94089

(408) 349-3300

Copies to:

Ora Fisher, Esq.

Jamie Leigh, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 (No. 333-163160), filed with the Securities and Exchange Commission on November 17, 2009 (the “Registration Statement”), is being filed to deregister all securities that were previously registered under the Registration Statement and have not been sold as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 14, 2011.

interclick, inc.

By:	/s/ Michael J. Callahan
Michael J. Callahan, Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Cring Andrew Cring	President (Principal Executive Officer)	December 14, 2011

/s/ Aman Kothari Aman Kothari	Treasurer and Chief Financial Officer and Director (Principal Accounting and Financial Officer)	December 14, 2011

/s/ Michael J. Callahan Michael J. Callahan	Vice President and Secretary and Director	December 14, 2011